EXHIBIT 11

                          COMPUTATION OF PER SHARE DATA
                                   (UNAUDITED)


                                          Six Months Ended             Three Months Ended
                                     --------------------------    --------------------------
                                       June 30,       June 30,       June 30,      June 30,
                                         1996           1995           1996          1995
                                     -----------    -----------    -----------    -----------

Net Loss                             $  (198,000)   $(2,100,000)   $   (67,000)   $(1,003,000)
Preferred Stock dividend                (194,000)      (160,000)       (97,000)       (88,000)
                                     -----------    -----------    -----------    -----------

Loss applicable to Common
  Stock                              $  (392,000)   $(2,260,000)   $  (164,000)   $(1,091,000)
                                     ===========    ===========    ===========    ===========

Primary:
Weighted average number of
  commonshares outstanding             4,681,765      4,332,432      4,681,765      4,332,432
                                     ===========    ===========    ===========    ===========


Net loss per share of Common Stock
(primary):                           $      (.01)   $      (.52)   $      (.00)   $      (.25)
                                     ===========    ===========    ===========    ===========


Assuming Full Dilution:
Weighted average number of common
shares outstanding                     4,681,765      4,332,432      4,681,765      4,332,432
                                     ===========    ===========    ===========    ===========


Net loss per share of Common Stock
(assuming full dilution) (a)         $      (.01)   $      (.52)   $      (.00)   $      (.25)
                                     ===========    ===========    ===========    ===========



(a) Not presented because dilution is less than 3 percent from primary amounts.


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